                                                                    Exhibit 23.1

[GRAPHIC OMITTED]

DELOITTE

                                                       Deloitte & Co. S.R.L.
                                                       Florida 234 - 5th. floor
                                                       Buenos Aires (C1005AAF)
                                                       Argentina

                                                       Tel: 54(11) 4320-2720
                                                       Fax: 54(11) 4393-5394
                                                       www.deloitte.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Mastellone Hermanos S.A.
on Form F-4 of our report dated January 17, 2005 (which expresses an unqualified opinion and includes explanatory paragraphs describing (a) the recent restructuring of the Company's outstanding debt, (b) the effect of adopting new accounting standards, (c) the discontinuance of restating the financial statements for the effects of inflation and (d) that accounting principles in the Republic of Argentina vary in certain significant respects from accounting principles generally accepted in the United States of America and that information relating to the nature and effect of such differences is presented in Notes 15 and 16 to the consolidated financial statements), appearing in the
Prospectus, with is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such
Prospectus.

DELOITTE & CO. S.R.L.
Buenos Aires, Argentina
January 20, 2005

/s/ Hugo Alberto Luppi

HUGO ALBERTO LUPPI
      Partner